Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynatrace, Inc.
Waltham, Massachusetts
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2020, relating to the consolidated financial statements of Dynatrace, Inc. (the “Company”) and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020.

/s/ BDO USA, LLP
Troy, Michigan
May 27, 2020